Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended June			Year-to-Date June
	2012	2011	Change	2012	2011	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$0.71	$0.71	$0.00	$1.14	$1.20	$(0.06)

Significant Factors:
Traditional Operating Companies			(0.01)			(0.06)
Southern Power			-			(0.01)
Parent Company and Other			0.03			0.03
Additional Shares			(0.02)			(0.02)
Total–As Reported			$0.00			$(0.06)

	Three Months Ended June			Year-to-Date June
	2012	2011	Change	2012	2011	Change

Consolidated Earnings Per Share–
Excluding Items (See Notes)	$0.69	$0.71	$(0.02)	$1.12	$1.20	$(0.08)

Total–As Reported			0.00			(0.06)
MC Asset Recovery Insurance Settlement			(0.02)			(0.02)
Total–Excluding Items			$(0.02)			$(0.08)

Notes
-	For the three months and six months ended June 30, 2012 and 2011, dilution does not change basic earnings per share by more than 1 cent and is not material.

-
In March 2009, Southern Company recorded a charge related to a settlement agreement with MC Asset Recovery, LLC (MCAR) to settle a lawsuit.  Southern Company filed an insurance claim for a portion of the MCAR settlement amount.  In June 2012, Southern Company received an insurance recovery related to this claim.  Earnings for the three months and six months ended June 30, 2012 include 2 cents a share for the MCAR insurance recovery.

-	Certain prior year data has been reclassified to conform with current year presentation.

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All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.